Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17 th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

TEXAS INDUSTRIES, INC.
(Exact name of obligor as specified in its charter)
* See Table 1 — List of additional obligors

Delaware	75-0832210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1341 West Mockingbird Lane
Suite 700W
Dallas, Texas 75247-6913
(Address of principal executive offices)

7 1/4% Senior Notes due 2013
(Title of the indenture securities)

Table 1

	Guarantor	State of Incorporation
1.	BROOKHOLLOW CORPORATION	Delaware

2.	BROOK HOLLOW PROPERTIES, INC.	Texas

3.	BROOKHOLLOW OF ALEXANDRIA, INC.	Louisiana

4.	BROOKHOLLOW OF VIRGINIA, INC.	Virginia

5.	CREOLE CORPORATION	Delaware

6.	PACIFIC CUSTOM MATERIALS, INC.	California

7.	RIVERSIDE CEMENT COMPANY	California

8.	PARTIN LIMESTONE PRODUCTS, INC.	California

9.	RIVERSIDE CEMENT HOLDINGS COMPANY	Delaware

10.	SOUTHWESTERN FINANCIAL CORPORATION	Texas

11.	TEXAS INDUSTRIES HOLDINGS, LLC	Delaware

12.	TEXAS INDUSTRIES TRUST	Delaware

13.	TXI AVIATION, INC.	Texas

14.	TXI CALIFORNIA INC.	Delaware

15.	TXI CEMENT COMPANY	Delaware

16.	TXI LLC	Delaware

17.	TXI OPERATING TRUST	Delaware

18.	TXI OPERATIONS, LP	Delaware

19.	TXI POWER COMPANY	Texas

20.	TXI RIVERSIDE INC.	Delaware

21.	TXI TRANSPORTATION COMPANY	Texas
Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.